Algae Industry Gets First Field Look at New OriginOil Technology

Algae World Australia delegates tour university test site, view next-generation algae harvest technologies

LOS ANGELES — September 1, 2011 — OriginOil, Inc. (OOILD), the developer of a breakthrough technology to extract oil from algae and an emerging leader in the global algae oil services industry, today announced that delegates to the recent Algae World Australia conference toured its next-generation algae extraction technology at a university-staffed site featuring end-to-end algae production in North Queensland, Australia.

OriginOil CEO Riggs Eckelberry spoke at the conference and chaired the first afternoon’s sessions. He joined the conference visitors in touring the test site, which is operated by OriginOil’s strategic partner, MBD Energy, Ltd. (MBD) on the James Cook University campus (JCU) in Townsville.

“We were incredibly impressed by the professionalism that the joint MBD and JCU team showed in putting on this site visit,” said Riggs Eckelberry, OriginOil CEO. “Next-generation algae production has been integrated into an end-to-end system for the first time, and we’re proud to be part of this effort.”

Australian television and press, including today’s issue of OBQ Weekly (pages 32-35), a major Chinese-language magazine, covered the event.

After the conference, an OriginOil team traveled to Tarong Power Station, near Brisbane, where they paced the new industrial demonstration site that MBD is now building to capture flue-gas CO2 from the coal-fired power plant. MBD has already committed to large-scale OriginOil Single Step Extraction™ systems to harvest algae at the one hectare site.

OriginOil released a short video, “OriginOil Scales Up in Australia”, featuring the conference, the site tour and the power station visit. Another video, “OriginOil CEO Presents at Algae World Australia 2011” covers CEO Eckelberry’s conference presentation. The videos and a photo gallery can be viewed at www.originoil.com/ [name].

MBD is regarded as being at the forefront of solutions for stationary industrial emitters such as power stations, smelters and refineries - that securely and efficiently convert captured flue-gas emissions into oil-rich algal biomass via proprietary systems.

 About OriginOil, Inc. (web address: www.originoil.com)

OriginOil helps algae growers extract oil from algae for use as a feedstock for the commercial production of transportation fuels, chemicals and foods. In a single step, our breakthrough technology efficiently dewaters and breaks down algae for its useful products, overcoming one of the greatest challenges in making algae a viable replacement for petroleum. As a pioneer and the emerging leader in the global algae oil services field, OriginOil supports its core algae extraction technology with an array of process innovations for some of the world’s most successful algae growers and refiners, just as pioneers like Schlumberger and Halliburton have done in the oilfield services industry. To learn more about OriginOil®, please visit our website at www.originoil.com.

Press Contact OriginOil:	Josh Seidenfeld
Antenna Group – a Beckerman Company
415-977-1953
josh@antennagroup.com

Press Contact MBD Energy Limited:	Peter Cassuben, Communications Director
61 + 2 9965 9301
peter@maxicom.net.au
www.mbdenergy.com

OriginOil Investor Relations:	Tom Becker
Toll-free: 877-999-OOIL(6645) Ext. 641
International: +1-323-939-6645 Ext. 641
Fax: 323-315-2301
ir@originoil.com
www.originoil.com

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